                                                                    EXHIBIT 99.1
                                                                    ------------

         EBT INTERNATIONAL, INC. ANNOUNCES PLAN OF COMPLETE LIQUIDATION
                     and First Quarter Results of Operations

PROVIDENCE, R.I., May 23, 2001 - eBT International, Inc. (Nasdaq: EBTI), today announced that its Board of Directors has unanimously voted to dissolve and liquidate the Company, subject to the approval of the holders of a majority of its shares. Based upon current information, the Company anticipates that assets available for distribution to shareholders will be between $3.10 and $3.22 per share.

The Board will call a special meeting of shareholders, expected to be held in August 2001, to approve the Plan of Complete Liquidation and Dissolution. A Proxy statement describing the Plan will be mailed to shareholders approximately 30 days prior to the meeting.

In reaching its decision that the plan of liquidation and dissolution is in the best interests of the Company and its shareholders, the Board of Directors considered a number of factors. The Proxy statement will describe these factors in detail, including the Company's recent performance, the state of the content management industry, prevailing economic conditions and previous unsuccessful efforts to sell or merge the Company last year and more recently. The Board also considered restructuring the business in light of the Company's unsatisfactory revenue performance in the fiscal quarter ended April 30, 2001. These plans, including plans involving significant reductions in the Company's current operations, either entailed considerable risk, or did not demonstrate that positive operating cash flow or operating income could be achieved in a period of time acceptable to the Board, and required a significant amount of cash to fund the Company's operations prior to the achievement of potentially acceptable financial results. Consequently, the Board determined that it would not be advisable to continue the operations of the Company, which are currently reducing the Company's liquidity on a monthly basis. Additionally, for some time, the Company's stock has traded well below the anticipated cash liquidation value of the shares. Based on this information, the Board's business judgment of the risks associated with restructuring the business, and the advice of its advisors, the Board of Directors has concluded that distributing the Company's net liquid assets to stockholders would return the greatest value to shareholders as compared to other available alternatives. The Board of Directors also has received a fairness opinion from Morgan Stanley, a copy of which will be included in the Proxy statement.

In connection with the intent to liquidate, the Company has begun the orderly wind down of its operations, including laying off the majority of its employees, seeking purchasers for the sale of its intellectual property and other tangible and intangible assets and providing for its outstanding and potential liabilities. In addition, the Company will continue to provide support and maintenance to existing maintenance agreement holders for the duration of their current contracts.

Upon approval of the Plan, the Board currently anticipates that an initial distribution of liquidation proceeds, in the amount of not less than $2.75 per common share, will be made to shareholders within 75 days after the shareholders meeting. The remaining net assets will be held in a contingency reserve, and the Board anticipates that shareholders could receive periodically additional liquidation proceeds of approximately $.25 to $.50 per share. The estimated time frame for payment of these proceeds will be described in the proxy statement. The range of the total liquidating distribution may be able to be reported with greater precision at the time the proxy statement is mailed to shareholders.

Under Delaware law, the Company will remain in existence as a non-operating entity for three years from the date the Company files a Certificate of Dissolution in Delaware and will maintain a certain level of liquid assets to cover any remaining liabilities and pay operating costs during the dissolution period. During the dissolution period, the Company will attempt to convert its remaining assets to cash and settle its liabilities as expeditiously as possible. The Company is currently unable to estimate with certainty the amount of proceeds that it will realize upon the sale of its intellectual property and related assets, or the amount of retained cash that will be needed to satisfy the Company's liabilities.

If the Company's shareholders approve the plan of liquidation, the Company will file a Certificate of Dissolution promptly after the shareholders vote, and shareholders will then be entitled to share in the liquidation proceeds based
upon their proportionate ownership at that time.   The Company expects that its
shares will be delisted from the Nasdaq Stock Market in connection with the dissolution, but the shares may be eligible for trading on the NASD's electronic bulletin board pending the liquidation.

In light of the cessation of the Company's operations, the Board also announced that James Ringrose has resigned as President and Chief Executive Officer effective May 30, 2001.

The Company reported net revenues of $1,097,000 for the fiscal quarter ended April 30, 2001. This compares to net revenues of $3,934,000 for the Company's ongoing operations for the fiscal quarter ended April 30, 2000. Total net revenues for the fiscal quarter ended April 30, 2000 was $10,290,000, including revenues of the Company's former IED division, as well as its former MediaBank product line, which were divested in the second quarter of fiscal 2001.

The Company's net loss for the fiscal quarters ended April 30, 2001 and April 30, 2000, excluding net restructuring and special charges, was $4,756,000, or $0.32 per share, and $4,937,000, or $0.30 per share, including results attributable to the divested businesses.

The reported net loss for the fiscal quarter ended April 30, 2001 was $5,573,000, or $0.37 per share, as compared to a net loss of $6,772,000, or $0.41 per share, in the prior year fiscal quarter, including results attributable to the divested businesses.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Plan of Complete Liquidation and Dissolution. INFORMATION CONCERNING THE BENEFICIAL OWNERSHIP OF EACH OF THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS MAY BE FOUND IN THE COMPANY'S PROXY STATEMENT FILED WITH THE SEC UNDER SCHEDULE 14A ON MAY 4, 2001. THE PROXY STATEMENT IS AVAILABLE FOR FREE BOTH ON THE SEC'S WEBSITE (HTTP://WWW.SEC.GOV) OR BY CONTACTING CHRISTOPHER
M. BURNS AT (401) 752-4400.

IN CONNECTION WITH THE PROPOSED LIQUIDATION AND DISSOLUTION, THE COMPANY WILL FILE A PROXY STATEMENT ON SCHEDULE 14A WITH THE SEC, WHICH WILL DESCRIBE THE LIQUIDATION AND DISSOLUTION. SHAREHOLDERS OF THE COMPANY AND OTHER INVESTORS ARE ENCOURAGED TO READ THE PROXY STATEMENT

BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE LIQUIDATION AND DISSOLUTION. AFTER THE SCHEDULE 14A IS FILED WITH THE SEC, IT WILL BE AVAILABLE FOR FREE, BOTH ON THE SEC'S WEB SITE (HTTP://WWW.SEC.GOV/) AND FROM THE COMPANY, AS FOLLOWS:

Attn:  Christopher M. Burns
       eBT International, Inc.
       299 Promenade Street
       Providence, RI 02908-5720
       (401) 752-4400

This release contains forward-looking statements with respect to the Company's financial position, prospects and proposed liquidation and dissolution. Factors that may cause actual results to differ materially from these forward-looking statements include the following: the amounts to be realized in connection with the sale of the Company's assets, the ability of the Company to effect an orderly wind down of its operations, the possible amendment, delay in implementation or termination of the plan of liquidation and dissolution,the timing and amount of payments to shareholders, the effect of litigation in which the Company is involved and unknown liabilities which may be asserted in connection with the liquidation. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001 and the Company's other filings with the SEC from time to time, for a description of certain additional factors which may cause results to differ materially from those indicated by these forward-looking statements.

ABOUT EBT

eBT (Nasdaq: EBTI) develops and markets enterprise-wide Web content management solutions and services. eBT's products are designed to satisfy three business objectives - time-to-market, integration and ease of use - to help organizations automate the creation, management and publication of Web content. Leveraging more than 5 years of XML expertise and support for other industry standards, eBT's products are well suited to work in concert with other software solutions to enable the integration customers require to build a cohesive, complete e-business solution that maximizes the viability of an organization's Web infrastructure. Headquartered in Providence, Rhode Island, eBT has offices located throughout the United States and Europe. For more information, visit http://www.ebt.com.

eBT is a trademark of eBT International, Inc. in the United States and other countries. All other company, product or service names are trademarks or registered trademarks of their respective holders.

                             eBT International, Inc.
            Unaudited Condensed Consolidated Statements of Operations
                     (In Thousands except Per Share Amounts)



                                          Three Months ended April 30,
                                             2001             2000
                                           --------         --------
Net revenues:
  eBusiness Technologies                   $  1,097         $  4,420
  Information Exchange                            0            5,870
                                           --------         --------
  Total revenues                              1,097           10,290
Cost of revenues                              1,370            2,911
                                           --------         --------
  Gross profit                                 (273)           7,379

Operating expenses:
  Sales and marketing                         2,643            5,168
  Product development                         1,214            3,809
  Amortization of intangible assets               0              321
  General and administrative                  1,483            3,683
  Restructuring and special charges             817(1)         1,835(2)
                                           --------         --------
Total operating expenses                      6,157           14,816

                                           --------         --------
Operating loss                               (6,430)          (7,437)

Non-operating income (loss):
  Net investment and other income               857              665

                                           --------         --------
Loss before provision for income taxes       (5,573)          (6,772)

Provision for income taxes                        0                0

                                           --------         --------
Net loss                                   $ (5,573)        $ (6,772)
                                           ========         ========

Basic loss per share                       $  (0.37)        $  (0.41)
                                           ========         ========

Diluted loss per share                     $  (0.37)        $  (0.41)
                                           ========         ========

Weighted Average Shares Outstanding:
   Basic                                     15,029           16,596
   Diluted                                   15,029           16,596


See accompanying notes to Unaudited Condensed Consolidated Statements of Operations.

                              eBT International Inc
     Footnotes to Unaudited Condensed Consolidated Statements of Operations
                     (In Thousands except Per Share Amounts)



(1) Restructuring and special charges for the three months ended April 30, 2001 include the costs for the writedown of certain fixed assets to fair values net of a reduction in costs related to the April 30, 2000 restructuring.

(2) Restructuring expenses for the three months ended April 30, 2000 include severance expenses and the disposition of fixed assets associated with the relocation of the Company's headquarters from Boston, Massachusetts to Providence, Rhode Island.

                             eBT International, Inc.
                 Unaudited Condensed Consolidated Balance Sheets
                             (Dollars in Thousands)



                                                                           April 30, 2001    January 31, 2001
                                                                           --------------    ----------------

                                      ASSETS
          Current assets:
             Cash and cash equivalents                                       $  50,022          $  56,709
             Marketable securities                                              10,578              8,961
             Accounts receivable, net                                              995              3,195
             Receivables from asset sales                                        5,775              5,973
             Prepaid expenses and other current assets                           1,006                537
                                                                             ---------          ---------
                  Total current assets                                          68,376             75,375

          Property and equipment, net                                            1,189              2,402
          Product development costs, net                                           896              1,187
          Long-term accounts receivable                                              0                 90
          Licensed technology and advances, net                                    799                948

                                                                             ---------          ---------
          TOTAL ASSETS                                                       $  71,260          $  80,002
                                                                             =========          =========


          LIABILITIES AND STOCKHOLDERS' EQUITY

          Current liabilities:
             Accounts payable and accrued liabilities                        $   8,693          $  10,207
             Unearned revenue                                                    1,083              1,508
                                                                             ---------          ---------
                  Total current liabilities                                      9,776             11,715

          Total stockholders' equity                                            61,484             68,287

          TOTAL LIABILITIES AND
                                                                             ---------          ---------
             STOCKHOLDERS' EQUITY                                            $  71,260          $  80,002
                                                                             ==========         ==========
